Exhibit 13.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 20-F of Huaneng Power International, Inc. (the "Company") for the year ended December 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Peixi Cao, as Chairman of the Company, and Lixin Huang, as Chief Accountant of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Peixi Cao
Name: Peixi Cao
Title: Chairman (principal executive officer)
Date: April 12, 2018

By: /s/ Lixin Huang
Name: Lixin Huang
Title: Chief Accountant (principal financial officer)
Date: April 12, 2018

This certification accompanies the Report pursuant to Rule 13a-14(b) under the Exchange Act and 18 U.S.C. Section 1350, and shall not be deemed filed by the Company for purposes of §18 of the Exchange Act, or otherwise subject to the liability of that section.

A signed original of this written statement required by Section 906 has been provided to Huaneng Power International, Inc. and will be retained by Huaneng Power International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.